Exhibit 8.1

February 16, 2011

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

RE:	Inergy, L.P.; REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Inergy, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of:

(1) common units representing limited partner interests in the Partnership;

(2) partnership securities representing limited partner interests or additional equity securities in the Partnership;

(3) debt securities, which may be co-issued by Inergy Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(4) guarantees of the Debt Securities by certain subsidiaries of the Partnership listed in the Registration Statement.

In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Considerations” in the prospectus included in the Registration Statement. All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not, however, constitute an admission that we are “experts” as such term is defined in Section 7 of the Securities Act.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.